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       HOMESTEAD FUNDS, INC.
   PRICE SPECIMEN MAKE-UP SHEET
      AS OF DECEMBER 31, 1998
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                                                               Shares           Price Per
                                           Net Assets        Outstanding          Share
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
Daily Income Fund                          $58,577,148        58,577,148          $1.00
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Short-Term Government Securities Fund      $23,930,125         4,700,521          $5.09
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Short-Term Bond Fund                       $146,350,370       28,105,300          $5.21
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Value Fund                                 $449,001,946       16,940,963         $26.50
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Small Company Stock Fund                     $7,562,029          854,657          $8.85
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